UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 1, 2023

Golub Capital Direct Lending Unlevered Corporation
(Exact name of Registrant as Specified in Its Charter)

Maryland	814-01505	88-1632039
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue, 25th Floor, New York, NY 10166
(Address of Principal Executive Offices)      (Zip Code)

Registrant’s telephone number, including area code: (212) 750-6060
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.
    Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 1.01.	Entry into a Material Definitive Agreement.

Effective as of March 1, 2023, Golub Capital Direct Lending Unlevered Corporation (the “Company”) and Computershare Trust Company, N.A., (the “Custodian”) entered into a loan administration and custodial agreement (the “Custody Agreement”), pursuant to which the Custodian was appointed to serve as the Company’s custodian to hold loans, securities, cash, and other assets on behalf of the Company. The Company may terminate the Custody Agreement at any time upon thirty (30) days’ prior written notice. The Custodian may terminate the Custody Agreement at any time upon one hundred and twenty (120) days’ prior written notice.

The foregoing description of the Custody Agreement is a summary only and is qualified in its entirety by reference to the text of the Custody Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

________________________________________________________________________

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

10.1	Loan Administration and Custodial Agreement, dated as of March 1, 2023, by and between Golub Capital Direct Lending Unlevered Corporation and Computershare Trust Company, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Golub Capital Direct Lending Unlevered Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Golub Capital Direct Lending Unlevered Corporation

Date: March 7, 2023	By: /s/ Christopher C. Ericson
Name: Christopher C. Ericson
Title: Chief Financial Officer